Exhibit 99.1

Broadcom Press Contact Bill Blanning Vice President, Global Media Relations 949-585-5555 blanning@broadcom.com	Broadcom Investor Relations Contact T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com

Broadcom Announces New Share Repurchase Program

IRVINE, Calif. – August 4, 2008 – Broadcom Corporation (Nasdaq: BRCM) announced that at its Board of Directors has authorized a new program to repurchase shares of Broadcom’s Class A common stock having an aggregate value of up to $1.0 billion, depending on market conditions and other factors. Repurchases under the program may be made at any time during the period commencing July 31, 2008 and extending through and including July 31, 2011.

Since 2005, Broadcom has previously spent $2.43 billion to repurchase stock prior to the program announced today.

Repurchases under the new program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. Broadcom expects to use cash on hand to fund the repurchases. The plan does not obligate Broadcom to acquire any particular amount of common stock, and it may be suspended at any time at the company’s discretion.

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art, system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2007 revenue of $3.78 billion, and holds over 2,800 U.S. and 1,200 foreign patents, more than 7,300 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video and data.

Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at http://www.broadcom.com.

Cautions regarding Forward Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, our ability to use cash on hand to fund repurchases under the new share repurchase program and the types of transactions pursuant to which repurchases will be made under the new program.These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks and uncertainties include, but are not limited to:

•	general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, including seasonality in sales of consumer products into which our products are incorporated, and possible disruption in commercial activities related to terrorist activity or armed conflict;

•	the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory;

•	our dependence on a few significant customers for a substantial portion of our revenue;

•	the gain or loss of a key customer, design win or order;

•	the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets;

•	our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner;

•	the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials;

•	intellectual property disputes and customer indemnification claims and other types of litigation risk;

•	risks and uncertainties resulting from Broadcom’s equity award review, including potential claims and proceedings related to such matters, such as shareholder litigation and any action by the SEC, U.S. Attorney’s Office or other governmental agency that has resulted in, and could result in, further civil or criminal sanctions against the company and/or certain of our current or former officers, directors or employees, or other actions taken or required as a result of the review, and the extent to which we are able to receive reimbursement of our expenses related to such litigation and actions through our directors’ and officers’ insurance carriers. In the event that the company’s coverage under these policies is reduced or denied, our financial exposure would be increased;

•	our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans;

•	the effectiveness of our expense and product cost control and reduction efforts;

•	our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; • the quality of our products and any potential remediation costs;

•	competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products;

•	our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets;

•	the risks of producing products with new suppliers and at new fabrication and assembly and test facilities;

•	problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration;

•	delays in the adoption and acceptance of industry standards in our target markets;

•	changes in our product or customer mix;

•	the volume of our product sales and pricing concessions on volume sales;

•	the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification;

•	fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products;

•	the risks and uncertainties associated with our international operations, particularly in light of terrorist activity, armed conflict or political unrest; and

•	the level of orders received that can be shipped in a fiscal quarter.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.
Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.